Exhibit 3(xxxi)

LEA AND PERRINS, INC.

(formerly IMPERIAL FOODS AMERICA INC.)

BY-LAWS

As adopted on 13th March, 1980 and Amended 14th March, 2012, April 15, 2013 and October 22, 2013

ARTICLE 1 STOCKHOLDERS

Section 1 Annual Meeting

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.

Section 2 Special Meetings.

Special meetings of the stockholders for any purpose or purpose may be called by a majority of the directors and shall be held at such place, on such date, and at such time as may be stated in the notice of meeting.

Section 3 Notice of Meetings.

Written notice of stockholders’ meetings, stating the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4 Quorum.

At any meeting of the stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization.

The Chairman of the Board of Directors or, in his absence, the highest ranking office of the corporation who is present shall call to order any meeting of the stock- holders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6 Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7 Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the next meeting, except as otherwise provided herein or required by law.

All voting, except on the election of directors and where otherwise required by law, may be by a voice, vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the shares of the stock entitled to vote at the meeting.

Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares of stock of the corporation.

Section 8 Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE 11 BOARD OF DIRECTORS

SECTION 1. Number and Term of Office

The business, property and affairs of the corporation shall be managed and controlled by a board of not less than two nor more than ten directors. The specific number of directors shall be fixed from time to time by resolution adopted by vote of a majority of the then authorized number of directors, or by a majority of the shares of stock entitled to vote for the election of directors at a regular or special meeting of the stockholders. Each director shall serve until the next annual meeting of stockholders and until his successor is elected and qualified, except as otherwise provided herein or required by law.

Section 2. Appointment of Directors

The holders of a majority of the shares of stock entitled to vote for the election of directors may by affirmative vote at any regular or special meeting of stockholders appoint any person to be a director either to fill a vacancy by reason of death, resignation, disqualification, removal or other cause or as an additional director but so that the total number of directors shall not exceed the maximum number fixed under these by-laws.

Section 3. Removal of Directors

Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock.

Section 4. Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings

Special meetings of the Board of Directors may be called by the President or by any director then in office and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, one third of the number of members of the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7. Participation in meetings by Conference telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine. At any meeting at which a quorum is present, the affirmative vote of a majority of the then present directors shall decide any questions brought before such meeting and no questions shall be decided by the affirmative vote of any lesser number of directors.

Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being:

(5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6) To adopt from time to time such bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

(8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation’s business and affairs.

Section 10. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including without limitation, their services as members of committees of the directors.

ARTICLE III COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by vote of a majority of the directors, may from time to time designate committees of the board, each committee to consist of at least two directors of the corporation, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall elect directors to serve as members. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one third of the then members of each committee shall constitute a quorum for all purposes; and all matters shall be determined by affirmative vote of not less than a majority of the then present number of members of each committee. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV OFFICERS

Section 1. Generally.

The officers of the corporation shall consist of a chairman of the board, a president, one or more vice presidents, a secretary a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The president shall be a member of the Board of Directors. Any number of offices may be held by the same person.

Section 2. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3. President.

The President shall be the chief executive officer of the corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. Vice Presidents.

Any vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

Section 4. Treasurer.

The treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 5. Secretary.

The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 7. Removal of Officers.

Any officer of the corporation may be removed at any time, with or without cause, by affirmative vote of not less than a majority of the then authorized number of directors or by the affirmative vote of the holders of a majority of the outstanding shares of stock.

Section 8. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK.

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Where, however, such certificate is signed by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, any other signature on the certificate may be facsimile.

Section 2. Transfer of Stock.

Shares of common stock of the corporation shall not be sold, exchanged, given, pledged, assigned or otherwise transferred except with the written consent of the holders of all of the common stock of the corporation. All certificates for shares of common stock of the corporation shall be imprinted with a’ legend setting forth such restriction in full. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article 5 of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3 Record Date.

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificates of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI NOTICES

Section 1. Notices.

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirements shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a post paid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business not the purpose of any meeting need be specified in such a waiver.

ARTICLE VII. - MISCELLANEOUS.

Section 1. Facsimile Signatures.

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.”

Section 2. Corporate Seal.

The Board of Directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 3. Reliance upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year of the corporation shall terminate at the end of business on the Sunday nearest to December 31 of each year and the following fiscal year shall begin on the next day thereafter.

Section 5. Time Periods.

In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII - AMENDMENTS

The By-laws of the Corporation may be altered, amended or repealed by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors. Such By-laws shall be subject to alteration, amendment or repeal by the Stockholders in accordance with Delaware law.

ARTICLE IX - INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Except as hereinafter provided, each director or officer of the Corporation (whether or not then in office) Shall be indemnified by the Corporation against liabilities incurred by him by reason of any action, or omission to act, in good faith as a director or officer of the corporation, and also against the reasonable expenses, costs and counsel fees incurred by him in the defense or compromise of any action, suit or proceeding in which he shall have been sued by reason of any such action or omission to act as such director or officer. Such indemnity, however, shall not cover liabilities, expenses, costs or counsel fees in relation to actions or omissions to act (i) for which such director or officer shall finally be adjudged, in any such action, suit-or proceeding, to be liable to the corporation, or (ii) as to which he shall effect a compromise which involves payments to the corporation by such director or officer in settlement of alleged liabilities to the corporation, of (if it does not involve such payments to the corporation) is not approved by a majority of the Board of Directors of the Corporation, not including in such majority such director or officer. The foregoing right of indemnification shall not be exclusive of any other rights to which such director or officer may be entitled as a matter of law, and such director or officer shall be afforded all other indemnification rights provided under Delaware law.